Exhibit 99.5

GENERAL ELECTRIC COMPANY

Offer to Exchange up to 705,270,833 Shares of Common Stock of

SYNCHRONY FINANCIAL

Which are Beneficially Owned by General Electric Company

For Shares of Common Stock of

GENERAL ELECTRIC COMPANY

Pursuant to the Prospectus dated October 19, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 16, 2015, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF GE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated October 19, 2015 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of General Electric Company (“GE”) common stock, par value $0.06 per share (“GE common stock”), which collectively constitute the offer by GE to exchange up to 705,270,833 shares of Synchrony Financial (“Synchrony”) common stock, par value $0.001 per share (“Synchrony common stock”), which are beneficially owned by GE.

We are the holder of record (directly or indirectly) of shares of GE common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of GE common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of GE common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. GE is offering to exchange up to 705,270,833 shares of Synchrony common stock which are beneficially owned by GE for shares of GE common stock that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of GE common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Prospectus. For each $100 of GE common stock accepted in the exchange offer, you will receive approximately $107.53 of shares of Synchrony common stock, based on the Average GE Price and the Average Synchrony Price, subject to an upper limit of 1.1308 shares of Synchrony common stock per share of GE common stock. See “The Exchange Offer—Terms of the Exchange Offer” in the Prospectus. IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.53 OF SHARES OF SYNCHRONY COMMON STOCK FOR EACH $100 OF GE COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The “Average GE Price” and the “Average Synchrony Price” will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAPs”) of shares of GE common stock and Synchrony common stock, respectively, on the New York Stock Exchange (the “NYSE”), as determined by GE, during the three consecutive trading days (currently expected to be November 10, 11 and 12, 2015) ending on and including the second trading day preceding the expiration date of the exchange offer (currently expected to be November 16, 2015). The daily VWAPs for shares of GE common stock and Synchrony common stock, as the case may be, will be the VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.

Neither GE nor Synchrony will indemnify any individual shareholder for any taxes that may be incurred in connection with the exchange offer.

2. Upon the terms and subject to the conditions set forth in the Prospectus, tendering shareholders whose shares of GE common stock are accepted by GE pursuant to the exchange offer will receive Synchrony common stock (or cash in lieu of fractional shares).

3. GE’s obligation to exchange shares of Synchrony common stock for shares of GE common stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

4. Shares of GE common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer (currently expected to be November 16, 2015) and, unless GE has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once GE accepts shares of GE common stock pursuant to the exchange offer, your tender is irrevocable.

5. Tendering shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of GE common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of GE common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of GE common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 16, 2015, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to

GENERAL ELECTRIC COMPANY

Offer to Exchange up to 705,270,833 Shares of Common Stock of

SYNCHRONY FINANCIAL

which are beneficially owned by General Electric Company

for Shares of Common Stock of

GENERAL ELECTRIC COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated October 19, 2015 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by General Electric Company (“GE”) to exchange up to 705,270,833 shares of Synchrony Financial (“Synchrony”) common stock, par value $0.001 per share (“Synchrony common stock”), which are beneficially owned by GE for GE common stock, par value $0.06 per share (“GE common stock”).

This instructs you to tender the number of shares of GE common stock indicated below (or if no number is indicated below, all shares of GE common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of GE common stock to be tendered*:

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of GE common stock and am tendering all my shares of GE common stock.

Dated:                     , 2015

Signature(s)

Please type or print name(s)

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

*	Unless otherwise indicated, it will be assumed that all shares of GE common stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER-MANAGERS, SYNCHRONY FINANCIAL OR GENERAL ELECTRIC COMPANY. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.